UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2008

MANDALAY MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	00-10039	22-2267658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 1, 2008, Jay A. Wolf resigned as Chief Operating Officer of Mandalay Media, Inc. (the “Company”), effective immediately. Mr. Wolf will continue to serve as Chief Financial Officer and Secretary of the Company and as a member of the Company’s Board of Directors (the “Board”).

(c) On January 1, 2008, pursuant to an employment letter between the Company and Bruce Stein (the “Employment Letter”), as previously disclosed in our Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “Commission”) on November 14, 2007, Mr. Stein became the Chief Operating Officer of the Company for a term of two years (unless terminated earlier as set forth in the Employment Letter). In accordance with the Employment Letter, effective as of November 7, 2007 (the “Commencement Date”), Mr. Stein became a member of the Board. Pursuant to the Employment Letter, Mr. Stein shall receive an initial base salary of $250,000 per year, beginning on January 1, 2008. In addition, the Company granted Mr. Stein an option to purchase 550,000 shares (the “Options”) pursuant to the Company’s 2007 Employee, Director and Consultant Stock Plan, 500,000 shares of which were granted on the Commencement Date at an exercise price of $2.65 per share and 50,000 shares of which were granted to Mr. Stein on January 2, 2008 at an exercise price of $4.65 per share. One-third of the Options were immediately exercisable upon grant, one-third of the Options will vest on the first anniversary of the Commencement Date and the remaining one-third will vest on the second anniversary of the Commencement Date. The foregoing description of the Employment Letter does not purport to be complete and is qualified in its entirety by reference to the Employment Letter, a copy of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on November 14, 2007.

Prior to joining the Company, Mr. Stein was founder and since September 2003 had been Co-Chief Executive Officer of The Hatchery LLC (“The Hatchery”), a company specializing in intellectual property development and entertainment production of kids and family franchises. Since 2003, he has also served on the board of directors of ViewSonic, Inc. and as chairman of the compensation committee. Prior to joining The Hatchery, Mr. Stein held various executive titles at Mattel, Inc. including Worldwide President, Chief Operating Officer and a member of the Board of Directors from August 1996 through March 1999. From August 1995 through August 1996, Mr. Stein was Chief Executive Officer of Sony Interactive Entertainment Inc., a subsidiary of Sony Computer Entertainment America Inc. At various times between January 1995 and June 1998, Mr. Stein served as a consultant to DreamWorks SKG, Warner Bros. Entertainment and Mandalay Entertainment. From 1987 through 1994, Mr. Stein served as President of Kenner Products, Inc. Mr. Stein received a BA from Pitzer College and an MBA from the University of Chicago.

There are no arrangements or understandings between Mr. Stein and any other person pursuant to which he was appointed as a director or as Chief Operating Officer of the Company. There are no transactions to which the Company is a party and in which Mr. Stein has a material interest that is required to be disclosed under Item 404(a) of Regulation S-B. Except for his position as director since November 7, 2007, Mr. Stein has not previously held any position at the Company and does not have family relations with any directors or executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANDALAY MEDIA, INC.

Date: January 7, 2008	By:	/s/ James Lefkowitz
James Lefkowitz
President